Exhibit 99.3

Letter of Election

of

Micrel, Incorporated – CUSIP # 594793101

Pursuant to the Merger Agreement

THE ELECTION RIGHT WILL EXPIRE AT (A) 5:00P.M., CALIFORNIA TIME, ON [●], UNLESS THE CLOSING DATE IS MORE THAN FOUR (4) BUSINESS DAYS FOLLOWING [●], IN WHICH CASE THE ELECTION RIGHT WILL EXPIRE AT (B) 5:00P.M., CALIFORNIA TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE CLOSING DATE (EITHER OF (A) OR (B), THE “ELECTION DATE”).

The Depositary Agent for the Election is:

Wells Fargo Bank, N.A.

***By Mail: By 5:00 p.m. California time on the Election Date Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858

***By Hand or Overnight Courier:

By 5:00 p.m. California time on the Election Date

Wells Fargo Bank, N.A.

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

Delivery of this Letter of Election to an address other than as set forth above will not constitute a valid delivery to the Depositary Agent. You must sign this Letter of Election in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 (if applicable) set forth below. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of May 7, 2105, by and among Microchip Technology Incorporated (“Microchip”), Mambo Acquisition Corp., Mambo Acquisition LLC and Micrel, Incorporated (“Micrel”) (the “Merger Agreement”).

The instructions contained within this Letter of Election should be read carefully before this Letter of Election is completed.

ACCOUNT NUMBER		CERT SHARES	BOOK SHARES
TOTAL SHARES	ISSUE NUMBER

FOR OFFICE USE ONLY Approved W-9 Completed
DESCRIPTION OF SHARES

Account Registration (Please Fill in, if blank) Please make any address corrections below	Share Certificate(s) and Share(s) Elected (Please attach additional signed list, if necessary)
☐ indicates permanent address change	Certificate Number(s) and/or indicate Book- Entry or DRP shares	Total Number of Shares Represented by Certificate(s)	Number of Shares Elected (1,2)

Total Shares Elected

(1)    If shares are held in Book-Entry form or in a Reinvestment Plan, you must indicate the number of shares you are surrendering. By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request.

(2)    Unless otherwise indicated, all Shares represented by Share Certificates delivered to the Depositary Agent will be deemed to have been surrendered. See Instruction 4.

☐       Check here if Share Certificates have been lost or mutilated. See Instruction 6.

The names and addresses of the registered holders of the elected shares of Micrel common stock, no par value per share, (“Shares”) should be printed, if not already printed above, exactly as they appear on the Share Certificates (as defined below) elected hereby. This Letter of Election is to be used by shareholders or persons with the authority to act on behalf of a shareholder. Submit all stock certificates for which you are making an election with this completed Letter of Election and the included Letter of Transmittal.

ELECTION

(See Instructions and 1, 7 and 8)

☐	Check here if you are electing to receive Cash Consideration for all your Shares.

☐	Check here if you are electing to receive Stock Consideration for all your Shares.

☐	Check here to exchange Shares for cash and all of your remaining shares for Stock.

The signer(s) hereby certifies that it has reviewed the accompanying instructions and has complied with all requirements stated therein. THE UNDERSIGNED ACKNOWLEDGES THAT ANY ELECTION MADE ABOVE IS SUBJECT TO POSSIBLE PRORATION AND REALLOCATION AS PROVIDED IN THE MERGER AGREEMENT AND AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. THEREFORE, THE UNDERSIGNED ACKNOWLEDGES THAT IT MAY RECEIVE A DIFFERENT FORM OF CONSIDERATION FROM THE FORM ELECTED. The undersigned hereby authorizes the Depositary Agent to rely upon all representations, certifications, and instructions accompanying this Election Form.

IMPORTANT
SHAREHOLDER: SIGN HERE
(Please Complete Substitute Form W-9, if Applicable, Included In the Letter of Transmittal)

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.) If you are not the registered holder, please see Box A and Box D in the Letter of Transmittal and follow the Letter of Transmittal Instructions.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF ELECTION CAREFULLY

Ladies and Gentlemen:

By signing above, the undersigned hereby elects, pursuant to the Merger Agreement, that the above-described Shares of Micrel, be exchanged for: (i) $14.00 in cash per share, without interest, (ii) that number of shares of Microchip common stock equal to (1) $14.00 per share divided by (2) the average ten-day Microchip closing price for the ten most recent trading days ending on the second to last trading day immediately prior to the closing, rounded to the nearest one ten thousandth, or (iii) a combination of both, at the election of the holder of each Share and upon the terms and subject to the conditions set forth in the Merger Agreement and this Letter of Election (which, together with any amendments or supplements thereto, collectively constitute the “Election”), subject in each case to proration if the Minimum Stock Percentage is not reached.

If you do not make an election, you will receive the merger consideration in whatever form or mix remains after giving effect to the preferences of the Micrel shareholders that do make elections (if the Minimum Stock Percentage is not met, you will receive shares of Microchip common stock). In addition, if the aggregate consideration to be paid to any holder of Micrel common stock would result in such holder receiving a fractional share of Microchip common stock, cash will be paid in lieu of such fractional share.

If you make the cash election with respect to all of your Shares, the cash election will be applied to all of the Shares with respect to which you become the owner of record after June 16, 2015, the record date of the Merger.

If you make the stock election with respect to all of your Shares, the stock election will be applied to all of the Shares with respect to which you become the owner of record after June 16, 2015, the record date of the Merger.

If you make a combination of the cash election and stock election with respect to your Shares, you will be deemed to have made the stock election with respect to any Shares with respect to which you do not make a cash election, whether you become the owner of record of such Shares before or after June 16, 2015.

The undersigned hereby represents and warrants that the undersigned has full power and authority to make an election with respect to the Shares represented hereby and surrender the Shares represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute and deliver any additional documents deemed by Wells Fargo or Microchip to be necessary or desirable to complete the election of the Shares.

The undersigned acknowledges that, until the undersigned properly surrenders the certificate(s) representing the Shares to which this Letter of Election relates or properly transfers such Shares in book-entry form, it will not receive any consideration issuable or payable in connection with the Merger. Delivery of such certificate(s) will be effected, and risk of loss and life to such certificate(s) will pass, only upon proper delivery thereof to the Depositary Agent in the appropriate manner to one of the addresses listed in the Letter of Election.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

Without limiting the foregoing, if the price to be paid in the Merger is amended in accordance with the Merger Agreement, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Election.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE ELECTION

1.    Requirements of Election. This Letter of Election is to be completed by shareholders and delivered along with the certificates or shares held in book-entry form on the records of the Depositary. Share certificates evidencing surrendered Shares, as well as this Letter of Election and the included Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Election, must be received by the Depositary Agent at one of its addresses set forth herein prior to the Election Date. Pursuant to such procedure: (i) such election must be made by or through an Eligible Institution; (ii) must be received by the Depositary Agent prior to the Election Date; and (iii) the Share Certificates evidencing all surrendered Shares, in proper form for transfer, in each case together with the Letter of Election, properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Election.

By submitting this Letter of Election you warrant that these shares will not be sold, including through limit order request.

The method of delivery of this Letter of Election, Share Certificates and all other required documents is at the option and the risk of the shareholder and the delivery will be deemed made only when actually received by the Depositary Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

LETTERS OF ELECTION MUST BE RECEIVED IN THE OFFICE OF THE DEPOSITARY BY 5:00 P.M. CALIFORNIA TIME ON THE ELECTION DATE.

No alternative, conditional or contingent elections will be accepted and no fractional Shares will be exchanged. All electing shareholders, by execution of this Letter of Election waive any right to receive any notice of the acceptance of their Shares for payment.

2.    Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

3.    Signatures on Letter of Election, Stock Powers and Endorsements. If this Letter of Election is signed by the registered holder(s) of the Shares elected hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares are held of record by two or more joint owners, all such owners must sign this Letter of Election.

If any of the Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Election as there are different registrations.

If this Letter of Election or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Microchip of the authority of such person so to act must be submitted. If this Letter of Election is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made in the name of a person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Election is signed by a person other than the registered holder(s) of the certificate(s) listed and transmitted hereby, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

Tax implications apply to the registered shareholder at the time of transfers unless Gift or Inheritance rules apply. For tax-related information or questions, contact your tax advisor.

4.    Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus/Proxy Statement may be directed to: MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, proxy@mackenziepartners.com, Call Collect: (212) 929-5500, Call Toll-Free: (800) 322-2885. Questions and requests for assistance or additional copies of this Letter of Election, IRS Form W-8BEN and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to Wells Fargo at the addresses provided on the cover of this form of election or at the following phone numbers: Call Direct: (651) 450-4064, Call Toll-Free: (800) 468-9716.

5.    Lost, Destroyed or Stolen Certificates. If any certificate representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify Computershare in its capacity as transfer agent for the Shares (toll-free telephone number: (800) 306-3952. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Election and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

6.    Waiver of Conditions. Subject to the terms and conditions of the Merger Agreement, Microchip reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Merger, in whole or in part.

7.    Revocation or Change of Election. Any cash election or stock election may be (A) changed by written notice received by the Depository Agent prior to 5:00 p.m., California time, on the Election Date, accompanied by a properly completed and signed revised Form of Election or (B) revoked with respect to all or a portion of the Shares subject thereto by the holder who submitted the applicable Form of Election by written notice received by the Depositary Agent prior to 5:00 p.m., California time, on the Election Date.

8.    Election Procedure. To properly complete the “Election” box you must indicate the number of Shares owned by you and whether, with respect to such Shares, you are electing to receive cash, stock, or a combination of both and your name and address must be set forth in the column under the heading “Name(s) and Address(es) of Registered Holder(s)” and the number of each Share Certificate that you are surrendering with this document must be written in the column under the heading “Share Certificate Number(s)”.

LETTER OF TRANSMITTAL

Exchange of Common Stock of

Micrel, Incorporated – CUSIP # 594793101

for Cash or Stock

Surrendered Pursuant to the Merger of Mambo Acquisition Corporation,

A subsidiary of MicrochipTechnology Incorporated, with and into Micrel, Inc.,

and the Merger of Micrel, Inc. with and into Mambo Acquisition LLC,

A subsidiary of Microchip Technology Incorporated

Pursuant to that certain Agreement and Plan of Merger dated as of May 7, 2015, as may be amended or modified (the “Merger Agreement”), by and among Microchip Technology Incorporated, a Delaware corporation (“Parent”), Mambo Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub One”), Mambo Acquisition LLC, a California limited liability company and a wholly owned subsidiary of Parent (“Merger Sub Two”) and Micrel, Inc. a California Corporation (the “Company”), Parent is acquiring the Company through a merger of Merger Sub One with and into the Company, and, as part of a single integrated transaction, the merger of Micrel, Inc. with and into Merger Sub Two. As a result of the Merger, at the effective time each holder of outstanding shares of common stock of the Company will receive the Merger Consideration. In order to receive the Merger Consideration, please complete this letter of transmittal, complete and sign the letter of election, and return together with your share certificates to one of the addresses at the bottom of the last page of this letter of transmittal. Please note that the signature provided must reflect the exact name shown on the stock certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

Box A – New Registration Instructions	Box B – One Time Delivery Instructions
To be completed ONLY if the consideration is to be issued in the name(s) of someone other than the registered holder(s). ISSUE TO:	To be completed ONLY if the consideration is to be delivered to an address other than that listed the Letter of Election. MAIL TO:

Name	Name
Street Address	Street Address
City, State and Zip Code	City, State and Zip Code

Please remember to complete and sign the Substitute Form W-9 in Box E on the next page or, if applicable, the enclosed W-8BEN form.

Box C – Address Change of Registered Holder(s)	Box D – Medallion Guarantee
Please include any address corrections below	If you have completed the New Registration Instructions box, your signature must be Medallion Guaranteed by an eligible financial institution.
☐ indicates permanent address change	Note: A notarization by a notary public is not acceptable

BOX E – Request for Taxpayer Identification Number and Certification – Substitute Form W-9 (Rev. 12/14)

Certification: Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the instructions below), and

Social Security Number
-	-

Employer Identification Number
/

4. The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct. (No FATCA reporting code is required for accounts maintained In the United States.)
FATCA Exemption Reporting Code: (Codes are available with the official IRS Form W-9 found at www.irs.gov.)
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
Required: Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter tax classification (C=C corporation, S=S corporation, P=partnership):
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signature: Date:

NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporation, partnership or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. NRA INDIVIDUALS MAY COMPLETE THE ENCLOSED FORM W-8BEN, OR OBTAIN ONE AT www.irs.gov OR CALL 877-536-3552 FOR COPY OF FORM W-8BEN. FOREIGN ENTITIES NEED TO COMPLETE THE APPLICABLE TYPE OF FORM W-8 (REVISED AS OF 2014) AND RETURN THAT CERTIFICATION OF FOREIGN TAX STATUS. FAILURE TO DO SO COULD SUBJECT YOU TO U.S. FEDERAL BACKUP WITHHOLDING OF EITHER 28% OR 30% OF THE REPORTABLE/WITHHOLDABLE AMOUNT.

Letter of Transmittal Instructions

•	Box A-New Registration: Provide the new registration instructions (name and address) here. Complete Box E to certify tax identification number for new registration of U.S. citizen, resident or entity. Signature must be that of the new registration indicated. See notice to non-resident aliens above. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If this transaction results in proceeds at or above $14,000,000.00 in value please contact Wells Fargo Shareowner Services at the number listed below.

Tax implications apply to the registered shareholder at the time of transfers unless Gift or Inheritance rules apply. For tax-related information or questions, contact your tax advisor.

•	BOX B-One Time Delivery: Any address shown in Box B will be treated as a one-time only mailing instruction.

•	BOX C-Address Change of Registered Holder(s): If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box C.

•	BOX D-Signature Guarantee: Box D (Medallion Guarantee) only needs to be completed if the name on the check or shares, depending on your election, will be different from the current registration shown in Box C. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

•	BOX E-Request for Taxpayer Identification Number and Certification – Substitute Form W-9: Complete Box E for registration of U.S. citizen, resident or entity to certify tax identification number. Please provide the social security or employer identification number of the person or entity receiving payment, including signature and date for the above described shares. Completion of the Substitute Form W-9 certifies that receiver of the payment is not subject to backup withholding. Failure to complete the form will subject the recipient to the applicable federal income tax withholding from any cash payment made to them pursuant to the exchange.

•	Definition of U.S. Person: For U.S. federal tax purposes, you are considered a U.S. person if you are (1) An individual who is a U.S. citizen or U.S. resident alien, (2) A partnership, corporation, company or association created or organized in the United States or under the laws of the United States or any state thereof, or the District of Columbia, (3) An estate (other than a foreign estate), or (4) A domestic trust (as defined in regulation 301.7701-7).

•	Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested.

•	Returning Certificates: Return this Letter of Transmittal with the certificate(s) to be surrendered only to Wells Fargo Shareowner Services at the address below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 3% of the value of your shares.

By Mail to:	By Overnight Courier or Hand-Delivery to:
Wells Fargo Shareowner Services	Wells Fargo Shareowner Services
Voluntary Corporate Actions	Voluntary Corporate Actions
P.O. Box 64858	1110 Centre Pointe Curve, Suite 101
St. Paul, MN 55164-0858	Mendota Heights, MN 55120

For additional information please contact our Shareowner Relations Department at 1-800-468-9716.

IMPORTANT TAX INFORMATION

Under the U.S. federal income tax law, unless an exemption applies, a shareholder is required to provide the Depositary Agent with such shareholder’s correct TIN on the Substitute Form W-9 (if applicable) below. If such shareholder is an individual, the TIN is such shareholder’s Social Security Number. If a shareholder is subject to backup withholding, such shareholder must cross out Item (2) on the Substitute Form W-9. If the Depositary Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder may be subject to backup withholding at a rate of 28% of the reportable amount.

Certain shareholders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN or W-8BEN-E. Intermediary entities will provide a Form W-8IMY for the entity and may also need to provide a Form W-8BEN or W8BEN-E or Form W-9 for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from the Depositary Agent. Exempt U.S. shareholders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, check the “Exempt payee” line and sign, date and return the Substitute Form W-9 to the Depositary Agent.

If backup withholding applies, the Depositary Agent is required to withhold a percentage of any reportable payments made to the shareholder at the Withholding Rate. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a shareholder that is a U.S. person, the shareholder is required to notify the Depositary Agent of such shareholder’s correct TIN (or the TIN of another payee) by completing the Substitute Form W-9 enclosed certifying that the TIN provided is correct.

What Number to Give the Depositary Agent

The shareholder is required to give the Depositary Agent the TIN (e.g., Social Security Number or Employer Identification Number) of the record holder of the Shares. If the Shares are in more than one name, or are not in the name of the actual owner, consult the enclosed for additional guidelines on which number to report. Non-individual U.S. entities (such as an estate or partnership) will provide an Employer Identification Number (“EIN”).